news release

GoDaddy Reports Third Quarter 2023 Financial Results
Applications and Commerce revenue and related ARR both up 11%
Delivered $131 million in net income on 12% margin and $296 million in Normalized EBITDA on expanded 28% margin
Repurchased $1.3 billion in shares year to date through October 2023, cumulatively reducing share count by 20%

TEMPE, Ariz., November 2, 2023 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that helps entrepreneurs thrive, today reported financial results for the third quarter that ended September 30, 2023.

"GoDaddy is at the forefront of one of our most exciting eras yet, with the product investments we've made over the past several years driving cutting-edge solutions that cater to the evolving needs of our customers," said GoDaddy CEO Aman Bhutani. "We are thrilled to share one such game-changing innovation, our newly launched AI experience, GoDaddy AiroTM, at our upcoming Investor Dinner in November. At the same time, we are upholding our commitment to operational discipline to foster profitable growth, efficiency and resilience."

"We are pleased with our progress toward our goal of delivering profitable growth and margin expansion, as evidenced by the strong performance in our Applications & Commerce segment," said GoDaddy CFO Mark McCaffrey. "We are excited about the momentum in our business as we venture into a new phase of product offerings and we are confident in our ability to generate further margin expansion, creating long-term value for our shareholders."

Business Highlights
•GoDaddy delivered net income margin of 12% and expanded Normalized EBITDA (NEBITDA) margin of 28%, achieving the targeted 2023 NEBITDA exit rate one quarter ahead of schedule.
•Applications and Commerce (A&C) revenue grew 11%, year-over-year, to $363 million in the third quarter. Annualized recurring revenue (ARR) for A&C grew 11% year-over-year, to $1.4 billion in the third quarter.
•Core Platform (Core) revenue and ARR totaled $706 million and $2.3 billion, respectively, in the third quarter, both flat year-over-year.
•GoDaddy completed the integration of two platforms into its technology stack, simplifying its infrastructure and enabling further margin opportunities in coming quarters.
•GoDaddy introduced Instant Video, a new AI-powered feature within its GoDaddy Studio App, empowering small businesses to quickly create social media and video content, increase customer engagement, and seize digital marketing and social commerce opportunities.

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Consolidated Third Quarter Financial Highlights

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	Constant Currency	2023	2022	Change

	(in millions, except customers in thousands and ARPU in dollars)

Total Revenue	$1,069.7	$1,033.2	3.5%	3.8%	$3,153.8	$3,051.4	3.4%
Applications & commerce revenue	$363.3	$326.0	11.4%		$1,053.0	$946.3	11.3%
Core platform revenue	$706.4	$707.2	(0.1)%		$2,100.8	$2,105.1	(0.2)%
International revenue	$345.5	$332.6	3.9%	4.5%	$1,027.2	$993.2	3.4%
Net income(1)	$131.0	$100.0	31.0%		$261.5	$259.1	0.9%
Net cash provided by operating activities	$281.6	$269.9	4.3%		$749.9	$771.7	(2.8)%
Segment EBITDA - A&C	$154.3	$135.6	13.8%		$429.4	$387.2	10.9%
Segment EBITDA margin - A&C	42.5%	41.6%	90bps		40.8%	40.9%	(10bps)
Segment EBITDA - Core	$208.6	$202.1	3.2%		$588.6	$578.9	1.7%
Segment EBITDA margin - Core	29.5%	28.6%	90bps		28.0%	27.5%	50bps
Non-GAAP Results(2):
Normalized EBITDA	$296.0	$262.7	12.7%		$810.3	$747.0	8.5%
Unlevered free cash flow	$320.1	$296.6	7.9%		$907.6	$857.7	5.8%
Free cash flow	$280.2	$265.5	5.5%		$779.3	$767.0	1.6%
Operating and Business Metrics:
Total bookings	$1,138.9	$1,087.0	4.8%	4.3%	$3,479.2	$3,362.2	3.5%
Total customers at period end	21,025	20,869	0.7%		21,025	20,869	0.7%
Average revenue per user (ARPU)	$200	$196	2.0%		$200	$196	2.0%
ARR	$3,675.1	$3,535.4	4.0%		$3,675.1	$3,535.4	4.0%
_______________________________
(1) Net income for the three and nine months ended September 30, 2023 includes $9.8 million and $79.6 million, respectively, in restructuring and other charges.
(2) Reconciliations of our non-GAAP results to their most directly comparable GAAP financial measures are set forth in "Reconciliation of Non-GAAP Financial Measures" below.

Share Repurchases
Year-to-date through October 31, 2023, GoDaddy repurchased 17.3 million shares of its common stock for an aggregate purchase price of $1.3 billion, with an average price per share of $72.85. Cumulatively, these repurchases represent an approximate 20% reduction in fully diluted shares from those outstanding at the inception of the current $4.0 billion buyback authorization.
Balance Sheet
As of September 30, 2023, total cash and cash equivalents were $329.2 million, total debt was $3.9 billion and net debt was $3.6 billion.
Restructuring
In the third quarter, GoDaddy implemented further restructuring efforts to reduce future operating expenses and improve cash flows through a reduction in force impacting approximately 250 employees. In the third quarter, GoDaddy recorded $9.8 million of pre-tax restructuring charges for severance and other employee benefits in its statements of operations.

Business Outlook
For the fourth quarter ending December 31, 2023, GoDaddy targets total revenue in the range of $1.095 billion to $1.115 billion, representing year-over-year growth of 6% at the midpoint, versus the same period in 2022. Within total revenue, GoDaddy expects fourth quarter applications and
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commerce revenue growth of approximately 13% and core platform revenue growth in the range of 2% to 3%.
For the fourth quarter ending December 31, 2023, GoDaddy raises its targeted NEBITDA margin to approximately 29%.
For the full year ending December 31, 2023, GoDaddy expects revenue to be in the range of $4.250 billion to $4.270 billion, representing year-over-year growth of 4% at the midpoint. GoDaddy expects NEBITDA margin slightly above the previously guided 26% for the full year ending December 31, 2023.
For the full year ending December 31, 2023, GoDaddy expects unlevered free cash flow of at least $1.2 billion, representing growth of 9%, year-over-year, versus $1.1 billion of unlevered free cash flow generated in 2022. GoDaddy expects free cash flow of at least $1.0 billion, representing growth of 3%, year-over-year, versus the $968.6 million of free cash flow generated in 2022.
For the fourth quarter ending December 31, 2024, GoDaddy is targeting to deliver approximately 31% NEBITDA margin driven by the inflection point in profitability observed in the business, the benefits of announced expense initiatives, and continued operational discipline across the organization. GoDaddy expects to continue to enhance profitability further in 2025 and 2026, above the indicated margin targeted for 2024.
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP equivalents because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. GoDaddy's reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Upcoming Investor Events
GoDaddy plans to demonstrate the capabilities of its newly-launched AI experience, GoDaddy AiroTM, at its Investor Dinner in Tempe, Arizona on November 28, 2023. GoDaddy AiroTM is an AI-powered experience that proactively builds and helps grow online businesses, delivering a one-stop shop solution that automatically generates a logo, website, tailored content, communications and more.
GoDaddy expects to hold an in-person Investor Day in Q1 2024 at its Tempe office during which leaders will discuss GoDaddy's long-term strategy, innovation initiatives, financial framework and capital allocation strategy, as well as provide demonstrations of recently launched experiences. Additional details regarding event logistics will be provided in the coming months.
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Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss third quarter 2023 results at 5:00 p.m. Eastern Time on November 2, 2023. To participate in the webcast, please preregister online at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.
GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partner integrations and marketing strategy; future financial results; GoDaddy's ability to integrate its acquisitions and achieve desired synergies and vertical integration; the expected impacts of our restructuring efforts; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; our dependence on payment card networks and acquiring processors; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; macroeconomic conditions and developments in the economy, financial markets and credit markets; continued escalation of geopolitical tensions, and increasing interest rates and inflationary pressures; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy's business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and
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"Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in subsequent filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations but should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
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Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Free cash flow. Free cash flow is defined as our unlevered free cash flow less interest payments for the period. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
Net debt. We define net debt as total debt less cash and cash equivalents. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Annualized recurring revenue (ARR). ARR is an operating metric defined as quarterly recurring revenue (QRR) multiplied by four. QRR represents the quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Total customers. We define a customer as an individual or entity with paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. A single user may be counted as a customer more than once if they maintain paid subscriptions or transactions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
About GoDaddy
GoDaddy helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a professional website, attract customers, sell their products and services, and accept payments online and in-person. GoDaddy's easy-to-use tools help microbusiness owners manage everything in one place and its expert guides are available to provide assistance 24/7. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Applications & commerce	$363.3	$326.0	$1,053.0	$946.3
Core platform	706.4	707.2	2,100.8	2,105.1
Total revenue	1,069.7	1,033.2	3,153.8	3,051.4
Costs and operating expenses(1)
Cost of revenue (excluding depreciation and amortization)	396.9	374.3	1,171.4	1,105.0
Technology and development	201.6	199.5	635.8	587.7
Marketing and advertising	86.4	100.4	268.3	317.4
Customer care	75.7	74.0	230.2	230.6
General and administrative	91.6	101.6	278.4	286.9
Restructuring and other	9.8	5.2	79.6	14.8
Depreciation and amortization	40.6	48.5	132.6	145.1
Total costs and operating expenses	902.6	903.5	2,796.3	2,687.5
Operating income	167.1	129.7	357.5	363.9
Interest expense	(44.0)	(35.6)	(135.4)	(104.1)
Loss on debt extinguishment	(1.5)	—	(1.5)	—
Other income (expense), net	6.3	3.1	35.7	0.8
Income before income taxes	127.9	97.2	256.3	260.6
Benefit (provision) for income taxes	3.1	2.8	5.2	(1.5)
Net income	131.0	100.0	261.5	259.1
Less: net income attributable to non-controlling interests	0.3	0.2	0.6	0.5
Net income attributable to GoDaddy Inc.	$130.7	$99.8	$260.9	$258.6
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.90	$0.64	$1.73	$1.61
Diluted	$0.89	$0.63	$1.71	$1.59
Weighted-average shares of Class A common stock outstanding:
Basic	145,484	156,393	150,614	160,150
Diluted	147,291	158,418	153,303	162,665
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.4	$1.1	$1.1
Technology and development	42.2	34.4	123.2	102.4
Marketing and advertising	7.1	7.2	21.0	21.7
Customer care	6.1	4.9	18.0	14.6
General and administrative	20.5	18.5	62.0	53.5
Restructuring and other	—	—	2.3	—
Total equity-based compensation expense	$76.2	$65.4	$227.6	$193.3
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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$329.2	$774.0
Accounts and other receivables	75.3	60.1
Prepaid domain name registry fees	469.5	435.7
Prepaid expenses and other current assets	325.3	312.8
Total current assets	1,199.3	1,582.6
Property and equipment, net	198.7	225.6
Operating lease assets	67.5	84.1
Prepaid domain name registry fees, net of current portion	210.0	197.1
Goodwill	3,523.4	3,536.9
Intangible assets, net	1,187.5	1,252.2
Other assets	112.8	95.0
Total assets	$6,499.2	$6,973.5
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$125.2	$130.9
Accrued expenses and other current liabilities	409.7	356.7
Deferred revenue	2,094.7	1,954.0
Long-term debt	18.0	18.2
Total current liabilities	2,647.6	2,459.8
Deferred revenue, net of current portion	803.2	770.3
Long-term debt, net of current portion	3,802.3	3,812.9
Operating lease liabilities, net of current portion	97.2	116.5
Other long-term liabilities	86.1	87.1
Deferred tax liabilities	36.2	56.2
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	2,170.0	1,912.6
Accumulated deficit	(3,315.3)	(2,422.6)
Accumulated other comprehensive income	168.9	178.0
Total stockholders' deficit attributable to GoDaddy Inc.	(976.3)	(331.8)
Non-controlling interests	2.9	2.5
Total stockholders' deficit	(973.4)	(329.3)
Total liabilities and stockholders' deficit	$6,499.2	$6,973.5

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income	$261.5	$259.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132.6	145.1
Equity-based compensation expense	227.6	193.3
(Gain) loss on derivative instruments	(9.2)	21.7
Non-cash restructuring charges	—	10.4
Loss on dispositions	16.8	—
Loss on debt extinguishment	1.5	—
Other	16.5	34.4
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(47.3)	(30.3)
Deferred revenue	173.4	132.9
Other operating assets and liabilities	(23.5)	5.1
Net cash provided by operating activities	749.9	771.7
Investing activities
Business acquisitions, net of cash acquired	—	(72.5)
Purchases of intangible assets	(35.4)	(0.4)
Net proceeds received from dispositions	12.4	—
Purchases of property and equipment	(38.0)	(42.6)
Other investing activities	(0.4)	—
Net cash used in investing activities	(61.4)	(115.5)
Financing activities
Proceeds received from:
Issuance of term loans	1,759.9	—
Stock option exercises	9.6	18.8
Issuance of Class A common stock under ESPP	18.2	18.4
Payments made for:
Repurchases of Class A common stock	(1,133.2)	(1,090.5)
Repayment of term loans	(1,780.0)	(24.4)
Other financing obligations	(7.8)	(3.3)
Net cash used in financing activities	(1,133.3)	(1,081.0)
Effect of exchange rate changes on cash and cash equivalents	—	(4.7)
Net decrease in cash and cash equivalents	(444.8)	(429.5)
Cash and cash equivalents, beginning of period	774.0	1,255.7
Cash and cash equivalents, end of period	$329.2	$826.2

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions)
NEBITDA and NEBITDA Margin:
Net income	$131.0	$100.0	$261.5	$259.1
Depreciation and amortization	40.6	48.5	132.6	145.1
Equity-based compensation expense(1)	76.2	65.4	225.3	193.3
Interest expense, net	39.8	32.1	115.2	98.9
Acquisition-related expenses(2)	(1.0)	8.9	8.7	27.2
Restructuring and other(3)	12.5	10.6	72.2	21.9
Provision (benefit) for income taxes	(3.1)	(2.8)	(5.2)	1.5
NEBITDA	$296.0	$262.7	$810.3	$747.0

Net income margin	12.2%	9.6%	8.3%	8.4%

NEBITDA margin	27.7%	25.4%	25.7%	24.5%
_______________________________
(1) The nine months ended September 30, 2023 excludes $2.3 million of equity-based compensation expense associated with our restructuring plan, which is included within restructuring and other.
(2) The three and nine months ended September 30, 2023 include an adjustment of $6.0 million to a previously-recognized acquisition milestone liability.
(3) In addition to the restructuring and other in our statements of operations, other charges included are primarily composed of lease-related expenses associated with closed facilities, charges related to certain legal matters, adjustments to the fair value of our equity investments and expenses incurred in relation to the refinancing of our long-term debt.

September 30, 2023

(in millions)
Net Debt:
Current portion of long-term debt	$18.0
Long-term debt	3,802.3
Unamortized original issue discount and debt issuance costs	62.1
Total debt	3,882.4
Less: cash and cash equivalents	(329.2)
Net debt	$3,553.2

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions)
Free Cash Flow and Unlevered Free Cash Flow:
Net cash provided by operating activities	$281.6	$269.9	$749.9	$771.7
Capital expenditures	(9.4)	(12.4)	(38.0)	(42.6)
Cash paid for acquisition-related costs	1.3	5.2	12.9	30.7
Cash paid for restructuring and other charges(1)	6.7	2.8	54.5	7.2
Free cash flow	$280.2	$265.5	$779.3	$767.0
Cash paid for interest on long-term debt	39.9	31.1	128.3	90.7
Unlevered free cash flow	$320.1	$296.6	$907.6	$857.7
_______________________________
(1) In addition to payments made pursuant to our February 2023 restructuring plan, cash paid for restructuring and other charges includes a payment related to the termination of a revenue sharing agreement, lease-related payments associated with closed facilities, payments related to certain legal matters as well as third party payments incurred in relation to the refinancing of our long-term debt.

Shares Outstanding
Shares of Class B common stock are not participating securities, and therefore do not have rights to share in our earnings. Total shares of common stock outstanding are as follows:

	September 30,
	2023	2022

	(in thousands)
Shares Outstanding:
Class A common stock	141,989	155,704
Class B common stock	307	312
Total common stock outstanding	142,296	156,016
Effect of dilutive securities(1)	1,500	1,713
Total shares outstanding	143,796	157,729
_______________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.
Constant Currency
The following table provides a reconciliation of constant currency:

September 30, 2023

(in millions)
Constant Currency:
Revenue	$1,069.7
Constant currency adjustment	2.4
Constant currency revenue	$1,072.1

Bookings	$1,138.9
Constant currency adjustment	(5.0)
Constant currency bookings	$1,133.9

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CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

© 2023 GoDaddy Inc. All Rights Reserved.
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